UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2020

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

233 Wilshire Blvd. Suite 280 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598 5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPNT	Nasdaq Stock Market LLC

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On March 19, 2020, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Opiant Pharmaceuticals, Inc. (the “Company”) and the Company’s compensation consultant, Radford, the Board approved the following changes to the compensation of the Company’s non-employee directors.

Effective July 1, 2020, each non-employee director will receive an annual fee of $40,000 in cash for serving on the Board, which represents a decrease of $25,000 from the Company’s current non-employee director compensation policy. Each non-employee director will now receive a Restricted Stock Unit (“RSU”) award of 2,000 shares, granted at the time of the annual stockholders’ meeting. The number of RSUs to be issued each year will be determined annually, taking into consideration the Company’s current stock price. The number of RSUs to be issued are meant to approximate the value, but not to exceed the value of the diminution of the annual retainer and thereby to shift more of the non-employee directors' compensation to equity. Each independent non-employee director will continue to receive an annual non-qualified stock option (“Option”) to purchase 2,500 shares, granted at the time of the annual stockholders’ meeting. The RSUs and Options shall vest 100% upon the one-year anniversary of the date of grant, or the date of the next year’s annual stockholders’ meeting, whichever is earlier.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPIANT PHARMACEUTICALS, INC.
Dated: March 20, 2020        By:        /s/ David D. O’Toole
Name: David D. O’Toole
Title:  Chief Financial Officer

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